Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Alpha Modus Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	Equity	Class A Common Stock, par value $0.0001 per share	457	(o)	(1)	(2)	(2)	$138.10 per $1,000,000	(3)
	Other	Warrants	457	(o)	(1)	(2)	(2)	$138.10 per $1,000,000	(3)
	Other	Units	457	(o)	(1)	(2)	(2)	$138.10 per $1,000,000	(3)
	Unallocated (Universal) Shelf	Class A Common Stock, par value $0.0001 per share	457	(o)	(1)	(2)	$250,000,000	$138.10 per $1,000,000	$34,525 (3)
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$250,000,000		$34,525
	Total Fees Previously Paid								$0
	Total Fee Offsets								$0
	Net Fee Due								$34,525

(1)	There are being registered under this Registration Statement such indeterminate number of Class A common stock, warrants, and units of Alpha Modus Holdings, Inc. (the “Registrant”), and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively, shall have an aggregate initial offering price not to exceed $250,000,000 (or its equivalent in any other currency used to denominate the securities). The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Pursuant to Rule 416 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder also include such indeterminate number of common stock, warrants, and units as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)	The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(3)	Pursuant to Rule 457(o) under the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price.